LIST OF SUBSIDIARIES


                                                              Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

FEI Asia Corporation                                          Oregon

FEI Company FSC Ltd.                                          Barbados

FEI Europe GmbH                                               Germany

FEI U.K. Ltd.                                                 United Kingdom

Philips Electron Optics International B.V.                    Netherlands

Philips Electron Optics B.V.                                  Netherlands

Philips Electron Optics Nederland B.V.                        Netherlands

Philips Electron Optics Japan, Ltd.                           Japan

Philips Electron Optics Czech Republic SRO                    Czech Republic

Philips Optique Electronique S.A.S.                           France

Philips Electron Optics S.R.L.                                Italy

Philips Electron Optics GmbH                                  Germany

Philips Electron Optics Inc.                                  Delaware

Philips Electron Optics Canada Ltd.                           Canada